PRICEWATERHOUSE COOPERS
                                                     PricewaterhouseCoopers LLP
                                                     50 North Laura Street
                                                     Suite 3000
                                                     Jacksonville, FL 32202-3658
                                                     Telephone (904) 354 0671
                                                     Facsimile (904) 366 3678


  February 19, 2003

  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Commissioners:

  We have read the statements made by Paragon Financial Corporation (f/k/a PlanetRx.com) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated February 12, 2003. We agree with the statements concerning our Firm in such Form 8-K.

  Very truly yours,

  /s/ PricewaterhouseCoopers LLP

  PricewaterhouseCoopers LLP